UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 11, 2025

Date of Report (Date of earliest event reported)

Fortrea Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	8 Moore Drive
Durham,	North Carolina	27709
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, $0.001 par value	FTRE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2025, Fortrea Holdings Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed Anshul Thakral as President and Chief Executive Officer of the Company, effective upon his start date with the Company on August 4, 2025 (the “Effective Date”). Mr. Thakral will replace Peter M. Neupert, who has served as Interim Chief Executive Officer since May 13, 2025, although Mr. Neupert will continue to serve as a director of the Company and Chairman of the Board. In connection with Mr. Thakral’s appointment as President and Chief Executive Officer, the Board also appointed Mr. Thakral as a Class III director, effective as of the Effective Date, with his term in office expiring upon the Company’s 2026 Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

There are no arrangements or understandings between Mr. Thakral and any other person pursuant to which he was appointed as President and Chief Executive Officer of the Company and as a director of the Company, and he is not a party to, nor does he have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. He does not have any family relations with any directors or executive officers of the Company.

Biographical Information

Mr. Thakral has over 20 years of experience in the CRO, pharmaceutical and biotech industries as a general manager, management consultant, commercial leader and entrepreneur. Mr. Thakral has served as Co-Founder and Chief Executive Officer of Launch Therapeutics since its founding in March 2022. From July 2016 to February 2022, Mr. Thakral served in increasing levels of seniority at PPD, from Global Head of PPD Biotech to Chief Commercial Officer and Executive Vice President of Peri- and Post-Approval Services at PPD. Before PPD, Mr. Thakral ran the global life sciences business unit at Gerson Lehrman Group (GLG) from March 2014 to June 2016 and served as a consultant at McKinsey & Company from August 2006 to March 2014, where he was an associate principal in the healthcare practice, counselling senior management and CEOs of global pharmaceutical and biotechnology companies. Mr. Thakral currently serves on the board of directors of TriNetX, a data infrastructure and analytics company that works in partnership with healthcare providers, Saama Technologies, a software development company focused on developing life science solutions and Orsini Specialty Pharmacy, a leader in pharmacy solutions for rare disease and complex therapy programs. Mr. Thakral earned his Bachelor of Science and Master of Science in Engineering in Biomedical Engineering from Johns Hopkins University and his Master of Business Administration from the Wharton School at the University of Pennsylvania.

Offer Letter

In connection with Mr. Thakral’s appointment as President and Chief Executive Officer, the Company provided an employment offer letter to Mr. Thakral with the terms and conditions of his employment (the “Offer Letter”).

Pursuant to the terms of the Offer Letter, effective as of the Effective Date, Mr. Thakral will be entitled to the following: (a) an annual base salary of $1,100,000, less applicable withholdings and other payroll deductions, and (b) a target annual bonus of 150% of the base salary (the “Target Bonus”), which may be earned based on the achievement of short-term corporate and individual performance goals established by the Company’s Management Development and Compensation Committee (the “MDCC”) in accordance with the Company’s 2023 Omnibus Incentive Plan (the “Incentive Plan”), subject to his continued employment with the Company through the date of payment and the terms and conditions of the Incentive Plan. For the calendar year 2025, Mr. Thakral’s Target Bonus will be prorated.

As a material inducement to Mr. Thakral’s employment and in accordance with Nasdaq Listing Rule 5635(c)(4), the MDCC approved employment inducement award grants to Mr. Thakral outside of the Incentive Plan to be made on the Effective Date or as soon as administratively practicable thereafter. The composition of these awards is designed to include a significant amount of performance-based awards in order to directly tie a significant portion of Mr. Thakral’s compensation package to building stockholder value of performance, with 50% of the at-target value to be in the form of performance share awards (“PSAs”) and the remaining 50% in the form of time-based restricted stock units (“RSUs”). The awards consist of (i) RSUs with an aggregate grant date fair value of approximately $6,250,000 (subject to minimum and maximum amounts imposed in the Offer Letter of no less than 1,250,000 RSUs and no more than 1,400,000 RSUs), which vest in three equal annual installments from the Effective Date, and (ii) PSAs with an aggregate grant date fair value of approximately $6,250,000 (subject to minimum and maximum target amounts imposed in the Offer Letter of no less than 1,250,000 PSAs and no more than 1,400,000 PSAs), which vest, if at all, at the end of a three-year vesting period and are contingent upon achieving certain performance goals tied to Revenue and Adjusted EBITDA margin using a formula that is generally consistent with the formula used for PSA grants to other Company employees, as determined by the Board, except that the goals for 2025 will be modified for the truncated 2025 performance year to provide for certain individual objectives and the relative weighting of the three performance years during the period will be 20%, 40% and 40%, respectively. In each case, vesting of the PSAs and RSUs is subject to Mr. Thakral’s continuous employment through the applicable vesting date or earlier vesting due to a change of control and certain termination events to be set out in the form of award agreement. These grants of RSUs and PSA shall not be made under the Fortrea Holdings Inc. 2023 Omnibus Incentive Plan (the “Omnibus Incentive Plan”) but will be subject to the terms and conditions of that plan. The aggregate grant date fair value of the RSUs and PSAs will be determined using the average closing price of the Company’s common stock over the thirty (30) trading days immediately preceding the Effective Date, subject to the minimum and maximum share amounts described above. The Offer Letter provides that Mr. Thakral’s future long-term incentive equity grants, which will be subject to the Omnibus Incentive Plan, will take the form of 50% RSUs and 50% PSAs. The first annual grant to Mr. Thakral will not be made until the 2027 grant cycle and will have an aggregate grant date fair market value of $2,500,000, and subsequent annual grants will have a target aggregate grant date fair value that will place Mr. Thakral at least at the 75th percentile of the Company’s peer group.

Fortrea Inc. Master Senior Executive Severance Plan

In connection with Mr. Thakral’s appointment as President and Chief Executive Officer and effective as of the Effective Date, the Board amended the Fortrea Inc. Master Senior Executive Severance Plan, a copy of which was filed as Exhibit 10.16 to the Company’s Form 10-K for the year ended December 31, 2024 (the “Severance Plan”) to add the Company’s Chief Executive Officer to the designated group, alongside the Company’s Executive Vice Presidents, that is covered by the Severance Plan. Except for adding the Chief Executive Officer to the designated group, the Severance Plan will remain as currently in effect.

The foregoing descriptions of the Offer Letter, and the amendment to the Severance Plan do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

Item 7.01 - Regulation FD Disclosure.

On June 11, 2025, the Company issued a press release announcing the appointment of Mr. Thakral. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information contained in, or incorporated into, Item 7.01, including the Press Release attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 11, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

By:	/s/ Stillman Hanson
Name: Stillman Hanson
Title: General Counsel and Secretary

Date: June 11, 2025